Date File: May 19, 1997



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 4, 1997.



                             INTERNET HOLDINGS, INC
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




UTAH                            0-26886                 13-3758042
(State or Other                 (Commission             (Employer
Jurisdiction)                  File Number)            Identification
                                                        Number)

C/o The Law Office of Lewis M. Klee, 40 Exchange Place, 8th Floor, New York, NY 10005

                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, Including Area Code: (212) 271 4366






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        ITEM 9 SALES OF EQUITY PURSUANT TO REGULATION S

On April 4, 1997 the company raised $125,000 (one hundred and twenty five thousand dollars) through the issue of a Convertible Loan Note.

PURPOSE OF FUNDING

The purpose of this funding is to enable the Company to bring all necessary filings up to date and to continue to search for suitable acquisition candidates in the telephony and internet related fields.

TERMS OF THE LOAN NOTE

The Loan Note carries interest at 8% per annum capitalized monthly in arrears until the note is redeemed or converted and matures on April 3, 2000.

The Loan note converts upon demand by the Noteholder into common stock in the Company at 50% of the average bid price of the Company's common stock in the five trading days prior to the conversion or at $0.50 cents per share whichever is the lower.

CLASS OF INVESTORS

The subscribers to the Loan Note are corporations or individuals who are Accredited Investors and who are not US Persons as defined by the Securities Acts 1933 and 1934.

EXEMPTION FROM REGISTRATION

The offering is exempt from Registration under Section 4(2) of the Securities Act of 1933, as the issue of the securities did not involve a public offering.

The offering is exempt from Registration under the Regulation S exemption governing the sale of securities to individuals or entities who are not US Persons as defined by the Securities Acts 1933 and 1934.



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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


        Dated this   19th   day of May, 1997

                        Internet Holdings, Inc.
                        (The Registrant)


                        By: /s/ Christopher Wilkes
                           -----------------------
                           Christopher J. Wilkes
                           President





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